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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                           ________________________


                                  FORM 8-K/A
                               AMENDMENT NO. 1

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  April 4,1996

                           DIGITAL SOLUTIONS, INC.
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              (Exact name of Registrant as specified in charter)



            New Jersey             0-18492              22-1899798
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     (State or other jurisdic-   (Commission         (IRS Employer
     tion of incorporation)      File Number)      Identification No.)


      4041 Hadley Road, South Plainfield, N.J.                 07080
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      (Address of principal executive offices)               (Zip Code)



      Registrant's telephone number, including area code  (908) 561-1200
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               4041-F Hadley Road, South Plainfield, N.J. 07080
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         (Former name or former address, if changed since last report.)
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ITEM 5. OTHER EVENTS.

     The Company issued the following press release on April 4, 1996 regarding a private placement offering of securities under Section 4(2) and/or Regulation D of the Securities Act of 1933:

(DSI-DIGITAL SOLUTIONS) (DGSI) DSI completes $3.5 million of private equity financing, authorizes issuances of an additional 600,000 shares.

     SOUTH PLAINFIELD, N.J - April 4, 1996 - DSI -Digital Solutions inc. (NASDAQ:DGSI), a leading professional employer organization (PEO) and provider of human managment services, announced today that it has completed a previously announced $3.5 million private equity financing.
     Net proceeds to the Company appriximating $3.2 million have been used to retire $1.975 of bridge financing, including a $1 million note due to one fund.
     The board of directors of DSI has also authorized the increase of the private financing by up to 600,000 additional shares, should management require funds to provide for acquisition, satisfy the equity requirement for listing on the NASDAQ National Market, or improve the Company's cash position and balance sheet.
     George J. Eklund, president and chief executive officer, said, "our strong financial picture has also enabled DSI to increase the cash reserves it allocates in advance for its workers' compensation program by approximately $650,000."
     The securities offered through the private equity financing will not be, and have not been, registered under the Securities Act of 1933, as amended,and may may not be sold absent registration under the Securities Act or an applicable exemption from registration requirements.





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                                   SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DIGITAL SOLUTIONS, INC.
                                             (Registrant)


                                       By S/ George K. Eklund
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                                          George K. Eklund
                                          Chief Executive Officer



Dated:   April 10, 1996





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